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                                                                   EXHIBIT 99(b)

                              [FORM OF CPS PROXY]
PROXY                                                                      PROXY

                            CARSON PIRIE SCOTT & CO.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, JANUARY 30, 1998

    The undersigned appoints Stanton J. Bluestone, Charles J. Hansen and Michael
R. MacDonald, or any of them (the "Proxy Holders") proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Shareholders of Carson Pirie Scott & Co. ("CPS"), to be held on Friday, January 30, 1998 at 10:00 a.m., Milwaukee time, in the Towne Hall at CPS's principal executive offices, 331 W. Wisconsin Avenue, 4th Floor, Milwaukee, Wisconsin 53203, or at any adjournments or postponements of the Special Meeting, and to vote as specified in this Proxy all the shares of CPS Common Stock which the undersigned would be entitled to vote if personally present.

                                                  YOUR VOTE IS IMPORTANT!

                                            PLEASE MARK, SIGN, AND DATE THIS
                                            PROXY ON THE REVERSE SIDE AND RETURN
                                            IT PROMPTLY IN THE ACCOMPANYING
                                            ENVELOPE.

                                               (Continued and to be signed on
                                                       reverse side)
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                            CARSON PIRIE SCOTT & CO.

   PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

    This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR proposal 1.

1. APPROVAL OF MERGER AGREEMENT: Approval of the Agreement and Plan of Merger, dated as of October 29, 1997, among CPS, Proffitt's, Inc. and LaSalle Merger Corporation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 1.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Joint Proxy Statement/Prospectus.

                                              Dated:______________________199___
                                              Signature(s):_____________________
                                              __________________________________
                                              Please sign exactly as your name
                                              appears on the other side of this
                                              card. Joint owners should each
                                              sign personally. Where applicable,
                                              indicate your official position or
                                              representative capacity.

                            YOUR VOTE IS IMPORTANT!

      PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                             ACCOMPANYING ENVELOPE.